Exhibit 10.2

THE 2007 LONG-TERM INCENTIVE AWARD PLAN

OF

JWH HOLDING COMPANY, LLC

JWH Holding Company, LLC, a Delaware limited liability company, has adopted the 2007 Long-Term Incentive Award Plan of JWH Holding Company, LLC, (the “Plan”), effective March 1, 2007, for the benefit of its eligible employees, consultants and directors.

The purposes of the Plan are as follows:

(1) To provide an additional incentive for Employees (as defined below) to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company equity and/or rights which recognize such growth, development and financial success.

(2) To enable the Company to obtain and retain the services of Employees considered essential to the long-range success of the company by offering them an opportunity to own equity in the Company and/or rights which will reflect the growth, development and financial success of the Company.

ARTICLE I.

DEFINITIONS

Wherever the following terms are used in the Plan, they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

1.1. “Administrator” shall mean the entity that conducts the general administration of the Plan as provided herein.

1.2. “Award” shall mean an Option that may be awarded or granted under the Plan.

1.3. “Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Holder that shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

1.4. “Award Limit” shall mean 0.2 LLC Interests, as adjusted pursuant to Section 8.3.

1.5. “Board” shall mean the Board of Directors of Walter.

1.6. “Change in Control” shall mean a change in ownership or control of the Company effected through any of the following:

(a) Any person or related group of persons (other than Walter or a person that, prior to such transaction, directly of indirectly controls, is controlled by, or is under common control with, Walter) directly or indirectly acquires beneficial ownership of securities, possessing more than 40% of the total combined voting power of the Company’s outstanding securities, or

(b) There is a change in the composition of the Board over a period of 36 consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board; or

(c) The equity holders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 25% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; or

(d) The equity holders of the Company approve a plan of complete liquidation of the Company of an agreement for the sale, lease or other disposition by the Company of all or substantially all of the Company’s assets.

1.7. “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.8. “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 7.1.

1.9. “Common Equity” shall mean the LLC Interests of the Company.

1.10. “Company” shall mean JWH Holding Company, LLC, a Delaware limited liability company.

1.11. “Director” shall mean a member of the Board.

1.12. “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

1.13. “Employee” shall mean any officer, or other employee (as defined in accordance with Section 3401 (c) of the Code) of the Company, or of any Subsidiary.  An employee may be a Director.

1.14. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.15. “Fair Market Value” shall have the meaning assigned in the applicable Award Agreement.

1.16. “Holder” shall mean a person who has been granted or awarded an Award.

1.17. “Independent Director” shall mean a member of the Board who is not an Employee of the Company.

1.18. “Option” shall mean an equity option granted under Article IV of the Plan.

1.19. “Plan” shall mean the 2007 Long-Term Incentive Award Plan of JWH Holding Company, LLC.

1.20. “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

1.21. “Section 162(m) Participant” shall mean any Employee whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

1.22. “Securities Act” shall mean the Securities Act of 1933, as amended.

1.23. “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns equity possessing 50% or more of the total combined voting power of all classes of equity in one of the other corporations in such chain.

1.24. “Substitute Award” shall mean an Option granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition or property or equity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.

1.25. “Termination of Employment” shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Administrator, in its discretion, shall determine the effect of all matters and questions relating to Terminations of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment.

1.26. “Walter” shall mean Walter Industries, Inc.

ARTICLE II.

LLC INTERESTS SUBJECT TO PLAN

2.1. LLC Interests Subject to Plan.

(a) The LLC Interests subject to Awards shall be Common Equity. Subject to adjustment as provided in Section 8.3, the aggregate number of such LLC Interests which may be issued upon exercise of Awards under the Plan shall not exceed 0.2.

(b) The maximum number of LLC Interests which may be subject to Awards granted under the Plan to any individual in any calendar year shall not exceed the Award Limit.

2.2 Add-back of Options and Other Rights; Certain Acquired Entities

(a) If any Option expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by the Plan, the number of LLC Interests subject to such Options but as to which such Option was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any LLC Interests subject to Award which are adjusted pursuant to Section 8.3 and become exercisable with respect to equity of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder subject to the limitations of Section 2.1. LLC Interests which are delivered by the Holder or withheld by the company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1.

(b) Subject to Sections 3.2(d) and 3.3, any LLC Interests that are issued by the Company, and any Awards that are granted as a result of the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity shall not be counted against the limitations set forth in Section 2.1.

ARTICLE III.

GRANTING OF AWARDS

3.1 Award Agreement. Each Award shall be evidenced by an Award Agreement.

3.2. Provisions Applicable to Section 162(m) Participants.

(a) The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m) (4) (C) of the Code.

(b) Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Section 162(m) Participant.

(c) Furthermore, notwithstanding any other provision of the Plan, any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

3.3. Limitations Applicable to Section 16 Persons. Notwithstanding any other provisions of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.4. Consideration. In consideration of the granting of an Award under the Plan, the Holder shall agree, in the Award Agreement, to remain in the employ of the Company or any Subsidiary for a period of at least one year (of such shorter period as may be fixed in the Award Agreement of by action of the Administrator following grant of the Award) after the Award is granted.

3.5. At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company or any Subsidiary.

ARTICLE IV.

GRANTING OF OPTIONS

4.1. Eligibility. Any Employee selected by the Administrator pursuant to Section 4.4(a) (i) shall be eligible to be granted an Option.

4.2. Granting of Options to Employees.

(a) The Administrator shall from time to time, in its discretion, and subject to applicable limitations of the Plan:

(i) Select from among the Employees (including Employees who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(ii) Subject to the Award Limit, determine the number of LLC Interests to be subject to such Options granted to the selected Employees;

(iii) Subject to Section 4.3, determine whether such Options are to be Incentive Equity Options or Non-Qualified Equity Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

(iv) Determine the terms and conditions of such Options, consistent with the Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m) (4) (C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b) Upon the selection of an Employee to be granted an Option, the Administrator shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

ARTICLE V.

TERMS OF OPTIONS

5.1. Option Price.  The exercise price of the LLC Interests subject to each Option granted to Employees shall be set by the Administrator, provided, however, that in the case of Options intended to qualify as performance-based compensation as described in Section 162(m) (4) (C) of the Code, such exercise price shall not be less than 100% of the Fair Market Value of the LLC Interests subject to the Award on the date the Option is granted.

5.2. Option Term.  The term of an Option granted to an Employee shall be set by the Administrator in its discretion.  The Administrator may in its discretion (a) extend the term of any outstanding Option in connection with any Termination of Employment, or amend any other term or condition of such Option relating to such a termination or (b) grant an Option for a term of less than 10 years and subsequently extend the term of such Option to 10 years without consideration.

5.3. Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option granted to an Employee vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted.  At any time after grant of an Option, the Administrator may, in its discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option granted to an Employee vests.

(b) No portion of an Option granted to an Employee which is unexercisable at Termination of Employment shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.

5.4. Substitute Awards.  Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is a Substitute Award, the price per share of the LLC Interests subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of:

(a) The aggregate Fair Market Value (as of the date such Substitute Award is granted) of the LLC Interests subject to the Substitute Award; over

(b) The aggregate exercise price thereof; does not exceed the excess of:

(c) The aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the LLC Interests of the predecessor entity that were subject to the grant assumed or substituted for by the Company; over

(d) The aggregate exercise price of such LLC Interests.

ARTICLE VI.

EXERCISE OF OPTIONS

6.1. Partial Exercise. An exercisable Option may be exercised in whole or in part.  However, the Administrator may require that by the terms of the Option, a partial exercise be with respect to a minimum number of LLC Interests.

6.2. Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office;

(a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised.  The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations.   The Administrator may, in its discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) Any form or forms of identification requested by the Administrator and, in the event that the Option shall be exercised pursuant to Section 8.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full cash payment to the Secretary of the Company for the LLC Interests with respect to which the Option, or portion thereof, is exercised.  However, the Administrator may, in its discretion, (i) allow payment, in whole or in part, through the delivery of LLC Interests which have been owned by the Holder for at least six months with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the surrender of LLC Interests then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of property of any kind which continues good and valuable consideration, or (iv) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i), (ii) and (iii).

6.3. Conditions to Issuance of LLC Interests.  The Company shall not be required to issue or deliver any LLC Interests purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The completion of any registration or other qualification of such LLC Interests under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its discretion, deem necessary or advisable;

(b) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its discretion, determine to be necessary or advisable;

(c) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(d) The receipt by the Company of full payment for such LLC Interests, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such LLC Interests under Section 6.2(d).

6.4. Rights as Equity Holders.  Holders shall not be, nor have any of the rights or privileges of, equity holders of the Company in respect of any LLC Interests purchasable upon the exercise of any part of an Option unless and such LLC Interests have been issued by the Company to such Holders.

6.5. Ownership and Transfer Restrictions.  The Administrator, in its discretion, may impose such restrictions on the ownership and transferability of the LLC Interests purchasable upon the exercise of an Option as it deems appropriate.  Any such restrictions shall be set forth in the respective Award Agreement.

6.6. Additional Limitations on Exercise of Options.  Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE VII.

ADMINISTRATION

7.1. Compensation Committee. The Compensation Committee (or one or more other committees or subcommittees of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code.  Appointment of Committee members shall be effective upon acceptance of appointment.  Committee members may resign at any time by delivering written notice to the Board.  Vacancies in the Committee may be filled by the Board.

7.2. Duties and Powers of Administrator.  It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions.  The administrator shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely.  Any such grant or award under the Plan need not be the same with respect to each Holder.  In its discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the discretion of the Committee.

7.3. Majority Rule; Unanimous Written Consent.  The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

7.4. Compensation; Professional Assistance; Good Faith Actions.  Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board.  All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company.  The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons.  The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions shall be taken and all interpretations and determinations shall be made by the Administrator reasonably and in good faith.  No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Administrator shall be fully protected by the Company in respect of any such action, determination or interpretation.

7.5. Delegation of Authority to Grant Awards.  The Committee may, but need not, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority to grant Awards to individuals (a) who are subject on the date of the grant to the reporting rule under Section 16(a) of the Exchange Act, (b) who are Section 162(m) Participants, or (c) who are officers of the Company who are delegated authority by the Committee hereunder.  Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the

Committee.  At all times, any committee appointed under this Section 7.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS

8.1. Transferability of Awards.

(a)          Except as otherwise provided in Section 8.1(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the LLC Interests underlying such Award have been issued, and all restrictions applicable to such LLC Interests have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only he or she may exercise an Option (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Option may, prior to the time when such portions becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his or her personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distributions.

(b) Notwithstanding Section 8.1(a), the Administrator, in its discretion, may determine to permit a Holder to transfer an Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will of the laws of descent and distribution; (ii) any Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Option as applicable to the original Holder (other than the ability to further transfer the Option); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. For purposed of this Section 8.1(b), “Permitted Transferee” shall mean with respect to a Holder, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, and person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator after taking into account any state or federal tax or securities laws applicable to transferable Options.

8.2. Amendments, Suspension, or Termination of the Plan. Except as otherwise provided in this Section 8.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. However, without approval of the Company’s equity holders, no action of the Administrator may, except as provided in Section 8.3, increase the limits imposed in Section 8.1 on the maximum number of LLC Interests which may be issued under the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No awards may be granted or awarded during any period of suspension or after termination of the Plan.

8.3. Changes in Common Equity or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) Subject to Section 8.3(d), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Equity, other securities or other property), recapitalization, reclassification, equity split, reverse equity split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Equity or other securities of the company, issuance of warrants or other rights to purchase Common Equity or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s discretion, affects the Common Equity such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(i) The number and kind of LLC Interests (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 8.1 on the maximum number and kind of LLC Interests which may be issued and adjustments of the Award limited);

(ii) The number and kind of LLC Interests (or other securities or property) subject to outstanding Awards; and

(iii) The grant or exercise price with respect to any Award.

(b) Subject to Sections 8.3(b)(vi) and 8.3(d), in the event of any transaction or event described in Section 8.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its discretion;

(ii) To provide that the Award cannot vest, be exercised or become payable after such event;

(iii) To provide that such Award shall be exercisable as to all LLC Interests covered thereby, notwithstanding anything to the contrary in Section 5.3 or 5.4 or the provisions of such Award;

(iv) To provide that such Award be assumed by the successor or survivor corporation, or a parent of subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the equity of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of LLC Interests and prices; and

(v) To make adjustments in the number and type of LLC Interests (or other securities or property) subject to outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, and options that may be granted in the future.

(vi) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall, immediately prior to the effective date of the Change in Control, automatically become fully exercisable for all of the LLC Interests at the time subject to such rights and may be exercised for any or all of those LLC Interests as fully-vested LLC Interests.

(c) Subject to Sections 8.3(d), the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(d) No adjustment or action described in this Section 8.3 or in any other provision of the Plan shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(e) The existence of the plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the equity holders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of equity or of options, warrants or rights to purchase equity or of bonds, debentures, preferred or prior preference equitys whose rights are superior to or affect the Common Equity or the rights thereof or which are convertible into or exchangeable for Common Equity, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

8.4. Tax Withholding.  The company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award.

8.5. Forfeiture Provisions.  Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the plan, or to require a Holder to agree by separate written instrument, that (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Equity underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Employment occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Employment for cause.

8.6. Effect of Plan Upon Options and Compensation Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary.  Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, equity or assets of any corporation, partnership, limited liability company, firm or association.

8.7. Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of LLC Interests and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the option of counsel for the Company, be necessary or advisable in connection therewith.  Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.  To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

8.8. Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

8.9. Governing Law.  The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.